UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 19, 2006

ALL-STATE PROPERTIES, L.P.
(Exact name of registrant as specified in charter)

 Delaware
0-12895
 13-1574215
 (State or other
jurisdiction of
incorporation)
(Commission File
Number)
(IRS Employer
 Identification No.)

 5500 NW 69th Avenue, Lauderhill, FL  33319
(Address of principal executive offices)

 (954) 572-2113
(Registrant's telephone number, including area code)

Copy to:
Robert C. Brighton, Jr., Esq.
Ruden McClosky Smith Schuster & Russell, P.A.
200 East Broward Boulevard
Fort Lauderdale, FL  33301
Phone: (954) 527-2473
Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

??
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

?
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

?
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

?

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 8.01	OTHER EVENTS.

Tunicom Property Sale and Distribution

        All-State Properties, L.P., a Delaware limited partnership (the "Company"), owns a 36.12% member interest (the "Tunicom Interest") in Tunicom LLC, a Florida limited liability company ("Tunicom"). The Tunicom Interest is the only asset of the Company. The Company has no operating business and no source of current income.

        On December 19, 2006, Tunicom sold its sole asset, 5 acres of undeveloped commercial and residential land located in Lauderhill, Florida to FTMI Real Estate, LLC for a total purchase price of $1,800,000 paid in cash at closing. After deducting expenses related to the sale, including a fee of $250,000 paid by Tunicom to the general partner of the Company for his assistance in obtaining necessary permits and consents, governmental and otherwise, required under the agreement of purchase and sale and also for his assistance to the buyer in securing the required financing, Tunicom distributed a net amount of $1,270,000 to its members, of which the Company's share was $458,643.47. As previously reported by the Company, Tunicom's arrangement with the Company's general partner was unanimously approved by the members of Tunicom with the Company and its general partner abstaining in May 2002.

        From the distribution paid to the Company, the Company paid Tunicom $247,561.80, representing the principal amount of, plus accrued and unpaid interest on, loans made by Tunicom (the
"Tunicom Loan") to pay the expenses of the Company relating to its status as a public company, including accounting and audit fees and expenses, stock transfer agent fees, and printing and mailing costs relating to the Company's annual report and K-1s sent to its partners.

        On or about February 6, 2007, the Company intends to make a final distribution to its partners in an aggregate amount of $211,081.67, or about $0.05 per partnership unit. This amount represents the net amount of cash received by the Company after payment of the Tunicom Loan, and payment of a fee of $11,678.42, based on a percentage of the net distribution to the Company's partners, to certain individuals who had made cash advances to Tunicom on behalf of the Company. The final distribution is also net of a reserve of $50,000 ("Reserve") set aside by the Company for the payment of estimated expenses relating to winding down the Company, including stock transfer agent fees, and the preparation, printing and mailing of current and final
K-1s and the Company's financial statements for its year ended
June 30, 2006. Following completion of the distribution, the Company will have no assets other than the Reserve.

Revised Terms with Longdan on Possible Acquisition

        As previously reported, the Company entered into a letter of intent ("LOI") with Hubei Longdan Biological Medicine Technology Co. Ltd. ("Longdan"), a company organized under the laws of the People's Republic of China (the "PRC"). Longdan is engaged in the production and sale of pharmaceutical products in the PRC. Under the LOI, the Company and Longdan agreed to certain parameters for the acquisition by the Company of all of the outstanding capital stock of Longdan (the "Acquisition").
The LOI has expired by its terms but the Company and Longdan have continued to negotiate the terms of a possible Acquisition.

        Under the terms of the LOI, it was contemplated that the Company would convert from a limited partnership to a Delaware corporation and form a Delaware corporation into which Longdan would merge. However, Longdan has advised the Company that the laws of the PRC place limitations on the foreign ownership of Chinese companies. In addition, there have been changes in the business of Longdan that, together with the limitation on foreign ownership, have required a renegotiation of the terms of the possible Acquisition.

          In anticipation of the possible Acquisition, on December 20, 2006, Longdan entered into certain agreements with Longdan International Inc., a newly-formed company incorporated under the laws of Nevis ("Longdan International"). Pursuant to these agreements, Longdan International provides exclusive technology consulting and other general business operations services to Longdan in return for payment of consulting fees that are equal to Longdan's net profits. Longdan's shareholders have pledged their equity interests in Longdan to Longdan International to secure the contract obligations and have granted Longdan International an irrevocable proxy to vote their interests and an exclusive option to purchase these interests, which arrangements are enforceable to the fullest extent permitted under the laws of the PRC.

        Longdan has advised the Company that this arrangement has been used by other PRC companies that have been acquired by U.S. public companies and has further advised that it believes that this structure qualifies Longdan International as a variable interest entity that is permitted to consolidate its financial statements with Longdan, the operating entity with which it has qualifying contractual arrangements.

        The Company has reached an informal unwritten agreement in principal with Longdan International on revised terms of an Acquisition that if consummated would result in Longdan International's shareholders receiving shares of the Company equal to approximately eighty nine percent (89%) of the Company's issued and outstanding capital stock for their shares of Longdan International with the balance of approximately eleven percent (11%) of the outstanding capital stock of the Company being held by the Company's existing partners/stockholders. Under the terms of the LOI the Company's partners/stockholders would have owned nine percent (9%) of the Company after consummation of the Acquisition.

        Under the revised terms, the Company would have two classes of capital stock (Class A Common and Class B Common) that would be equal in all respects, including with respect to dividends and other distributions, except that the Class A Common, representing five percent (5%) of the Company's total outstanding capital stock, would be held by the current controlling shareholders of Longdan and would have ten (10) votes for each share, while all other stockholders, including the Company's partners/stockholders, would hold Class B Common Stock which would have one (1) vote per share. Longdan International would agree that the capital structure of the Company would not change for two (2) years, subject to certain exceptions for capital stock issued in financing transactions.

        Longdan has agreed to pay all costs associated with a possible Acquisition, including legal fees incurred in connection with the related corporate law transactions and required filings under the securities laws, and has also agreed to pay for any costs incurred by the Company in connection with maintaining its registration under the Securities Exchange Act of 1934, as amended, from the time of the final distribution to its partners until the earlier of consummation of a Acquisition or termination of negotiations.

        The Company is currently negotiating the terms of a definitive agreement with Longdan and preparing proxy materials in connection with a meeting of partners to vote on the possible transaction.

        The Company can provide no assurances as to when or if the proposed Acquisition will occur or, if it does, on the final terms of the Acquisition.

        If the Company does not reach a satisfactory agreement with Longdan or fails to receive approval for the Acquisition from its partners, it intends to dissolve the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Businesses Acquired.

      Not applicable.

(b)
Pro Forma Financial Information.

      Not applicable.

(c)  Shell Company Transactions.

	Not applicable.

(c) Exhibits

	None.




SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



ALL-STATE PROPERTIES, L.P.



BY:
/s/ STANLEY R. ROSENTHAL


Stanley R. Rosenthal,
General Partner

Dated: January 24, 2007












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